SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 - Other Events

Item 8.01 - Other Events.

On August 20, 2012 we entered into an amendment to our License Agreement with the University of Utah that expanded the field of use for which we are licensed to produce and market products covered by the core patents underlying our HyStem® technology.  Under the amendment, we now have a worldwide license for all uses, with the exception of veterinary medicine and animal health.  Our licensed field of use includes, but is not limited to, all human pharmaceutical and medical device applications, all tissue engineering and regenerative medicine uses, and all research applications. Previously, our license in the United States was not exclusive and the fields of use of the technology permitted by the license were not as broad.  For example, prior to the amendment, our right to use the licensed technology as an in vivo medical device in the United States was limited to products and methods such as our Renevia™ product in which living tissue or cells are incorporated outside the body into a polymer platform at a facility other than the point-of-care facility at which the device would be implanted into a patient for therapeutic use.

We agreed to pay an additional license fee for the additional rights licensed to us and the costs of filing, prosecuting, enforcing and maintaining the patents exclusively licensed to us and a portion of those costs for patents that have been licensed to a third party for a different field of use.  Our cost of obtaining the additional license rights will be offset in part by the elimination of our obligation to pay the minimum royalties that otherwise would have become payable during 2013.

Commencing in five years, we may, under certain circumstances, be obligated to sublicense to one or more third parties, on commercially reasonable terms to be negotiated between us and each prospective sublicensee, or re-grant to the University, rights to use the licensed patents for products and services we or our affiliates are not developing or commercializing, or have plans to develop or commercialize, using the licensed technology.

We issued a press release announcing the amendment.  A copy of the press release is filed as an exhibit to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated August 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	August 27, 2012	By:	/s/ Peter S. Garcia
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated August 27, 2012.

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